                                                                       EXHIBIT 2

                             REDEMPTION AGREEMENT
                             --------------------

     This Redemption Agreement (this "Agreement") is entered into as of August 15, 2001, by and among G&L Realty Partnership , L.P. (the "Partnership"), Daniel M. Gottlieb and Steven D. Lebowitz (each a "Partner" and, collectively, the "Partners").


                                   RECITALS
                                   --------

     WHEREAS, each Partner is a limited partner under the Agreement of Limited Partnership of G&L Realty Partnership, L.P., dated as of November 15, 1993, as amended through the date hereof (the "Partnership Agreement");

     WHEREAS, each Partner desires to have the number of Partnership Units set forth opposite his name on Schedule 1 hereto (collectively, the "Redeemed Units") redeemed by the Partnership and the Partnership desires to redeem such Redeemed Units for the property set forth herein;

     NOW THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                   AGREEMENT
                                   ---------

     1. Effective as of the date of this Agreement, the Partnership hereby redeems and repurchases from the Partners, and the Partners hereby transfer and convey to the Partnership, the Redeemed Units. Each Partner acknowledges receipt from the Partnership of the number of shares of common stock of G&L Realty Corp., par value $.01 per share ("Shares"), set forth opposite his name on Schedule 1 hereto representing payment in full of the purchase price for the Redeemed Units.

     2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

     3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

     4. After the date hereof, each party hereto shall take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

     5.   Representations and Warranties of the Partners:

          Each Partner, with respect to himself, hereby represents and warrants to the Partnership as follows:

          (i) The Partner understands that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") , or the securities or Blue Sky laws of any state, (b) the Shares are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws, and (c) the Partnership is relying to a material degree on the representations and warranties contained herein to determine whether it may distribute the Shares to the Partners pursuant to such exemption.

          (ii) The Partner has such knowledge and experience in financial, tax and business matters so as to enable the Partner to evaluate the merits and risks of this investment and to make an informed investment decision with respect thereto.

          (iii) The Partner is an "accredited investor" as such term is defined under Rule 501 of Regulation D of the General Rules and Regulations under the Securities Act of 1933.

          (iv) The Partner is acquiring the Shares for the Partner's own account for investment only, and not with a view towards their distribution. The Partner understands and acknowledges that the Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act, or any other applicable securities law, or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Shares will bear a legend to that effect.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.


                              G&L REALTY PARTNERSHIP, L.P.

                              By:  G&L Realty Corp.,
                                   its general partner


                                    By:  _____________________________
                                         Name:
                                         Title:



                                    ____________________________________
                                    DANIEL M. GOTTLIEB



                                    ____________________________________
                                    STEVEN D. LEBOWITZ

                                  SCHEDULE 1
                                  ----------



     Name          Redeemed Units    Shares Received
     ----          --------------    ---------------


     Daniel M. Gottlieb        14,138        14,138


     Steven D. Lebowitz        45,862        45,862
                               ------        ------


                               60,000        60,000